Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,048,909)
Unrealized Gain (Loss) on Market Value of Futures	(2,081,321)
Dividend Income	99
Interest Income	426
ETF Transaction Fees	700
Total Income (Loss)	$(3,129,005)

Expenses
Professional Fees	$8,041
General Partner Management Fees	7,884
Brokerage Commissions	2,654
NYMEX License Fee	197
Non-interested Directors' Fees and Expenses	97
Prepaid Insurance Expense	77
Total Expenses	18,950
Expense Waiver	(8,826)
Net Expenses	$10,124
Net Income (Loss)	$(3,139,129)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/15	$15,422,822
Additions (100,000 Shares)	5,142,635
Net Income (Loss)	(3,139,129)

Net Asset Value End of Month	$17,426,328
Net Asset Value Per Share (350,000 Shares)	$49.79

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612